Exhibit 10.46

THIS PARTNERSHIP AGREEMENT is entered into on             November 2025 (“Agreement”)

BETWEEN

(1)	VCI GLOBAL LIMITED (BVI Company No. 2035574) a company having its business address at Suite 33.03, Level 33, Menara Exchange, 106, Lingkaran TRX, 55188 Kuala Lumpur, Malaysia.

AND

(2)	OOBIT TECHNOLOGIES PTE LTD. (Company No. ), a company incorporated in and having its business address at (“OOBIT”).

(VCIG and OOBIT are hereinafter collectively referred to as “Parties” and “Party” means any one of them).

RECITALS:

(A)	OOBIT is the developer of OOBIT platform, a next-generation digital payments and remittance platform currently under development, which is intended to integrate blockchain technology into everyday financial activity.

(B)	The OOB Token, is intended to function as a utility and incentive token within the OOBIT ecosystem upon its launch, with the objective of supporting platform functionality, user engagement, and ecosystem participation.

(C)	VCIG possesses relevant expertise, resources and strategic capabilities that may support the growth, adoption, and treasury-related initiatives of the OOBIT ecosystem.

(D)	The Parties agree that this Agreement shall act as a foundation in establishing a relationship between the Parties subject to the conditions mutually agreed between the Parties in any subsequent definitive agreement.

NOW THEREFORE in consideration of the mutual promises and covenants herein contained, the Parties hereby agree as follows:

1.	PURPOSE OF THE PARTNERSHIP

1.1	The purpose of this Agreement is to outline the general principles and intentions governing a potential partnership between the Parties in connection with:

(a)	the OOBIT platform;
(b)	the OOB Token; and
(c)	related commercial, technical, treasury, and ecosystem initiatives.

1.2	This Agreement is intended to provide a framework for cooperation and does not obligate either Party to enter into any specific transaction unless expressly agreed in a subsequent definitive agreement.

2.	OOB TOKEN AND OOBIT PLATFORM OVERVIEW

2.1	The Parties acknowledge that the OOB Token is designed as a utility token within the OOBIT ecosystem upon its launch.

2.2	The OOBIT platform includes, without limitation, the following key capabilities:

(a)	tap-to-pay crypto transactions across merchant point-of-sale systems;
(b)	low-cost cross-border remittance with near-instant settlement;
(c)	loyalty, incentives, and rewards enabled through OOB Token utility; and
(d)	multi-chain interoperability bridging traditional financial systems and decentralized ecosystems.

2.3	Nothing in this Agreement shall be construed as creating any ownership rights, securities interests or guarantees with respect to the OOBIT Platform.

3.	SCOPE OF COLLABORATION

3.1	The Parties may, subject to mutual agreement, explore collaboration in areas including but not limited to:

(a)	strategic partnership initiatives;
(b)	treasury management concepts and structures;
(c)	ecosystem growth, adoption, and market expansion;
(d)	token utility enhancement and incentive design; and
(e)	commercial, technical, or operational cooperation.

3.2	The Parties shall make their best efforts to collaborate closely and foster a mutually beneficial working relationships for the purpose of pursuing joint business opportunities and projects of mutual interest.

3.3	The Parties shall work together in good faith, pooling their respective strengths, resources, and expertise to optimize the effectiveness and success of the collaboration. Each Party shall contribute its unique capabilities, industry knowledge, and networks as may be appropriate for specific projects or opportunities identified under this partnership framework.

3.4	The objective of the Parties in this Agreement includes, but not limited to, the following:

(a)	leveraging of strengths and resources for mutual benefit;

(b)	sharing of knowledge and expertise;

(c)	further development of their respective resources;

(d)	tendering for contracts or awards;

(e)	where mutually identified and on agreed terms, the exploitation of economic opportunities; and

(f)	such other objectives as the Parties may mutually agree from time to time

3.5	The scope, terms and conditions of any such collaboration shall be set out in one or more definitive agreements to be negotiated in good faith.

4.	NO LEGAL PARTNERSHIP OR AGENCY

Nothing in this Agreement shall be deemed to create a legal partnership or joint venture; an agency, fiduciary or employment relationship; or any authority for one Party to bind the other.

5.	CONFIDENTIAL INFORMATION EXCEPTIONS

5.1	“Confidential Information” shall mean:

5.1.1	any information, materials, records and/or documents which is disclosed by or on behalf of either Party in relation to the transaction or the business or operations of either Party or its affiliates, regardless of form in which such information was communicated or maintained, whether in written, electronic or machine readable form or orally, whether or not such information is specifically identified or designated as proprietary or confidential of the Parties or its affiliates, including but not limited to specifications, data, know-how, formulae, compositions, processes, designs, intellectual property, sketches, photographs, graphs, drawings, diagrams, artwork, videos, inventions and ideas, agreements, documents, analyses, reports, business plans, studies, notes, projections, compilations, marketing information, research and development, manufacturing or distribution methods and processes, customer lists, price lists, customer requirements, trade secrets or information which is capable of protection at law or equity as confidential information, any information derived or produced partly or wholly from or that reflects the above information (including any notes, reports, analyses, compilations, studies, files or other documents or materials) and/or other materials that contain information which is of commercial, economical, technical and/or business value because of its nature, whether the information was disclosed on or after the date of this Agreement;

5.1.2	without limitation (i) the fact that both the Parties have entered into this Agreement or that Confidential Information has been made available to both Parties; (ii) any information relating to the Parties or its affiliates, including without limitation information relating to the Parties or its affiliates’ marketing and operational data and strategies; (iii) any information relating to the Parties’ businesses; and (iv) any information relating to the object and scope of any potential or actual business relationship between the Parties.

5.2	The non-disclosure obligations of the Parties shall not apply to information that:

5.2.1	is or becomes a part of the public domain without breach of this Agreement and through no act or omission of the Parties or its affiliates;

5.2.2	has been independently developed by the Parties or its affiliates through the efforts of their employees or agents who have not had access to the Confidential Information;

5.2.3	can be reasonably demonstrated to have been disclosed or made available to the Parties or its affiliates on a non-confidential basis by a third-party having a right to do so and who did not, directly or indirectly, receive the Confidential Information through a party who discloses the same in breach of its own confidentiality obligation;

5.2.4	is required to be disclosed by order of a court or arbitration tribunal of competent jurisdiction, provided that so far as permissible under the law, the Party or its affiliate shall have immediately notified the other Party in writing prior to the disclosure so as to enable the Party and its affiliates to seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. Both Parties shall also cooperate in seeking and utilizing any such protective order or other remedy. The Parties shall not affect any disclosure that is more extensive than that required by such order of a court or arbitration tribunal and shall take all reasonable actions to seek confidential treatment of the Confidential Information disclosed; and

5.2.5	disclosure has been authorized with the prior written approval of the Parties ,

Provided always that the foregoing exceptions shall not apply to information relating to any combination of features or any combination of items of information merely because information relating to one or more of the relevant individual features or one or more of the relevant items (but not the combination itself) falls within any one or more of such exceptions.

6.	RETURN OF CONFIDENTIAL INFORMATION

Upon receipt of a written request at any time from the Party, the other Party shall, at its sole and absolute discretion: (i) promptly deliver to the Party all documents and materials containing Confidential Information; or (ii) promptly destroy, and procure that its affiliates destroy, all documents and materials containing Confidential Information.

7.	REPRESENTATIONS AND WARRANTIES

Both Parties represent that they are fully authorized to enter into this Agreement. The performance and obligations of either Party will not violate or infringe upon the right of any third party or violate any other agreement between the Parties, individually, and any other person, organization, or business or law or governmental regulation.

8.	COMPLIANCE

8.1	Under this Agreement, the Parties shall strictly comply with all applicable laws, codes and regulations, and specifically with any personal data protection, health, safety and environmental laws, ordinances, codes and regulations of any jurisdiction where this Agreement may be performed.

8.2	For the avoidance of doubt, the Parties shall comply, and shall ensure that each of its principals, owners, shareholders, officers, directors, employees and agents complies, with all applicable anti-bribery and corruption laws in any business dealings and activities undertaken in connection with this Agreement.

9.	SEVERABILITY

In the event any provision of this Agreement is deemed invalid or unenforceable, in whole or in part, that part shall be severed from the remainder of the Agreement and all other provisions should continue to be in full force and effect as valid and enforceable.

10.	NO WAIVER, VARIATION AND ASSIGNMENT

10.1	No variation to, or assignment of, this Agreement shall be effective without the prior written consent of all Parties.

10.2	Any waiver of any breach of this Agreement shall not be deemed to apply to any succeeding breach of the provision or of any other provision of this Agreement.

10.3	No failure to exercise and no delay in exercising on the part of any of the Parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.	ENTIRE AGREEMENT

This Parties acknowledge and agree that this Agreement represents the entire agreement between the Parties. In the event that either of the Party desires to change, add or otherwise modify any terms, the Party shall notify and with written consent from the other Party of such intention to change, add or otherwise modify of this Agreement.

12.	JURISDICTION

This Agreement and all matters arising from or connected with it shall be governed by, construed and interpreted under the laws of Malaysia.

13.	COUNTERPARTS

This Agreement may be executed and delivered (including by facsimile transmission) in several counterparts, each of which when so executed and delivered will be deemed to be an original copy of the same document.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, each by its duly authorized representative, as of the date first above written.

Signed by

For and on behalf of

VCI GLOBAL LIMITED

Name:
Designation:

Signed by

For and on behalf of

OOBIT TECHNOLOGIES PTE LTD.

Name:
Designation: